Oppenheimer Enterprise Fund
                         Exhibit 24(b)(16) to Form N-1A
                      Performance Data Computation Schedule

The Fund's average annual total returns and total returns are calculated as described below, on the basis of the Fund's distributions, for the past 10 years which are as follows:

Distribution    Amount From     Amount From
Reinvestment    Investment      Long or Short-Term     Reinvestment
(Ex)Date        Income          Capital Gains          Price

Class A Shares No dividends have been declared.

Class B Shares No dividends have been declared.

Class C Shares No dividends have been declared.

1.  CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/96:

    The formula for calculating cumulative total return is as follows:

    ERV - P
    ------- = Cumulative Total Return
       P

Class A Shares

Examples, assuming a maximum sales charge of 5.75%:

    Inception

    $1,458.99 - $1,000
    ------------------  = 45.90%
           $1,000

Class B Shares

Example assuming a maximum contingent deferred sales charge of 5.00% for the inception year:

    Inception

    $1,489.00 - $1,000
    ------------------  = 48.90%
          $1,000

Class C Shares

Example assuming a maximum contingent deferred sales charge of 1.00% for the inception year:

    Inception

    $1,529.00 - $1,000
    ------------------  = 52.90%
           $1,000

Oppenheimer Enterprise Fund
Page 2


1.  CUMULATIVE TOTAL RETURNS FOR THE PERIODS ENDED 08/31/96 (CONTINUED):

Examples at NAV:

Class A Shares

    Inception

    $1,548.00 - $1,000
    ------------------  = 54.80%
           $1,000


Class B Shares

     Inception

     $1,539.00 - $1,000
     ------------------  = 53.90%
            $1,000


Class C Shares

    Inception

    $1,539.00 - $1,000
    ------------------  = 53.90%
           $1,000